Registration No. 333-

As filed with the Securities and Exchange Commission on November 21, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AST SPACEMOBILE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	84-2027232
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated AST SpaceMobile, Inc. 2024 Incentive Award Plan

(Full title of the plan)

Andrew M. Johnson

Executive Vice President, Chief Financial Officer and Chief Legal Officer

Midland International Air & Space Port

2901 Enterprise Lane

Midland, Texas 79706

(Name and address of agent for service)

(432) 276-3966

(Telephone number, including area code, of agent for service)

Copy to:

Lawton B. Way, Esq.

W. Lake Taylor, Jr., Esq.

McGuireWoods LLP

Gateway Plaza
800 East Canal Street

Richmond, Virginia 23219

(804) 775-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On November 21, 2025, the stockholders of AST SpaceMobile, Inc. (the “Company”) approved an amendment and restatement to the AST SpaceMobile, Inc. 2024 Incentive Award Plan (as amended and restated, the “Plan”) that, among other things, increases the number of shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), available for issuance under the Plan by 10,000,000 shares. This Registration Statement on Form S-8 is being filed by the Company with the Securities and Exchange Commission (the “Commission”) to register the additional shares. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements relating to the Plan (Registration No. 333-282083 and Registration No. 333-285574) are hereby incorporated by reference in this Registration Statement, except as revised in Part II of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed or to be filed (other than portions of those documents furnished or otherwise not deemed filed) by the Company with the Commission (File No. 001-39040) are incorporated herein by reference:

(1)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 3, 2025;

(2)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 12, 2025;

(3)	the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the Commission on August 11, 2025, as amended by Amendment No. 1 on Form 10-Q/A filed with the Commission on September 12, 2025;

(4)	the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the Commission on November 10, 2025;

(5)	the Company’s Current Reports on Form 8-K filed with the Commission on January 7, 2025, January 22, 2025, January 27, 2025, January 31, 2025, February 3, 2025, February 7, 2025, March 24, 2025, May 13, 2025, June 9, 2025, June 25, 2025, June 26, 2025, July 1, 2025, July 3, 2025, July 18, 2025, July 24, 2025, July 29, 2025, July 31, 2025, August 7, 2025, September 5, 2025, September 26, 2025, October 7, 2025, October 7, 2025, October 21, 2025, October 24, 2025, October 29, 2025, October 29, 2025, November 3, 2025, and November 21, 2025; and

(6)	the description of the Company’s Common Stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 3, 2025, and any amendment or report filed with the Commission for the purpose of updating the description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities then remaining unsold shall be deregistered, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of the filing of such documents.

For purposes of this Registration Statement and the related prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in a subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or replaces such statement. Any statement so modified shall not be deemed in its unmodified form to constitute part of this Registration Statement or the related prospectus.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Exhibit Index

4.1	Second Amended and Restated Certificate of Incorporation of AST SpaceMobile, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on April 12, 2021).

4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of AST SpaceMobile, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 9, 2025).

4.3	Amended and Restated Bylaws of AST SpaceMobile, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on April 12, 2021).

5.1*	Opinion of McGuireWoods LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of McGuireWoods LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	Amended and Restated AST SpaceMobile, Inc. 2024 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 21, 2025).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on November 21, 2025.

AST SpaceMobile, Inc.

By:	/s/ Abel Avellan
Name:	Abel Avellan
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Abel Avellan, Andrew M. Johnson or Maya Bernal, acting alone or together with another attorney-in-fact, as such person’s true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person’s substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Abel Avellan	Chairman and Chief Executive Officer (Principal Executive Officer)	November 21, 2025
Abel Avellan

/s/ Andrew M. Johnson	Chief Financial Officer, Chief Legal Officer and Director (Principal Financial Officer)	November 21, 2025
Andrew M. Johnson

/s/ Maya Bernal	Chief Accounting Officer (Principal Accounting Officer)	November 21, 2025
Maya Bernal

/s/ Adriana Cisneros	Director	November 21, 2025
Adriana Cisneros

/s/ Luke Ibbetson	Director	November 21, 2025
Luke Ibbetson

/s/ Edward Knapp	Director	November 21, 2025
Edward Knapp

/s/ Keith Larson	Director	November 21, 2025
Keith Larson

	Director	November 21, 2025
Hiroshi Mikitani

/s/ Ronald Rubin	Director	November 21, 2025
Ronald Rubin

/s/ Richard Sarnoff	Director	November 21, 2025
Richard Sarnoff

/s/ Julio A. Torres	Director	November 21, 2025
Julio A. Torres

/s/ Johan Wibergh	Director	November 21, 2025
Johan Wibergh